UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 16, 2021
Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity:  0001582037
Morgan Stanley Bank of America Merrill Lynch Trust 2013-C11
(Exact name of issuing entity)

Central Index Key Number of the registrant:  0001005007
Banc of America Merrill Lynch Commercial Mortgage Inc.
(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor:  0001102113
Bank of America, National Association
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001541557
Morgan Stanley Mortgage Capital Holdings LLC
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001548567
CIBC Inc.
(Exact name of sponsor as specified in its charter)

New York	333-177707-02	38-3913695 38-3913696 38-3913697 38-7103172
(State or other jurisdiction of incorporation of issuing entity)	(Commission File Number of issuing entity)	(I.R.S. Employer Identification Numbers)

c/o Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
(Address of principal executive offices of the issuing entity)

(980) 388-7451
Registrant's Telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised Financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 6.04 Failure to Make a Required Distribution.

On August 16, 2021 the certificate administrator was advised of a servicing revision to the calculation of the appraisal reduction amount for the Westfield Countryside, The Mall at Tuttle Crossing and the Marriott Chicago River North Hotel Mortgage Loans applicable for purposes of the July 16, 2021, distribution, which resulted in an additional aggregate amount of $10,128.07 being distributable on the Class C Certificates on such distribution date.  Such additional amount was distributed to the holders of the Class C Certificates on August 17, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Depositor)

/s/ Leland F. Bunch III
Leland F. Bunch III, President and Chief Executive Officer

Date:  August 18, 2021